EXHIBIT 10.22

FORM OF OUTSIDE DIRECTOR RESTRICTED STOCK AWARD GRANT LETTER

DATE OF GRANT

NAME OF DIRECTOR
ADDRESS OF DIRECTOR

Dear Name:

                 This letter sets forth the terms and conditions of the shares of restricted stock granted to you by Flushing Financial Corporation (the “Company”), in accordance with the provisions of its 1996 Restricted Stock Incentive Plan (the “Plan”), as amended. You have been granted NUMBER shares (the “Restricted Shares”) of the Company’s Common Stock (“Common Stock”). Your Restricted Shares are subject to the terms and conditions set forth in the Plan, any rules and regulations adopted by the Board of Directors of the Company (the “Board”), and this letter. Any terms used in this letter and not defined have the meanings set forth in the Plan.

                 This grant is intended to fulfill the Plan’s purpose of providing additional incentives to outside directors such as yourself through the award of Restricted Shares, thereby increasing your personal stake in the continued success and growth of the Company and encouraging you to remain in the service of the Company.

                 In addition to serving as a grant letter, this document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933. The date of this part of the prospectus is DATE OF GRANT.

1.             Vesting of Restricted Shares

(a)	Unless they vest on an earlier date as provided in paragraphs 4 or 5 below, none of your Restricted Shares will vest until DATE.

(b)
Unless they vest on an earlier date as provided in paragraphs 4 or 5 below, your Restricted Shares will vest in installments as follows, provided that you are a director of the Company or its subsidiaries on each such date:

Vesting Date	Cumulative Number of Restricted Shares Vested

DATE
DATE
DATE

(c)	You do not need to pay any purchase price to receive the Restricted Shares granted to you by this letter.

2.             Restrictions on the Restricted Shares

                 Until your Restricted Shares have vested, you may not sell, transfer, assign or pledge them. Stock certificates representing your Restricted Shares will be registered in your name as of the date of this letter, but such certificates will be held by the Company on your behalf until such shares vest. When all or a portion of your Restricted Shares vest, a certificate representing such shares will be delivered to you (or, in the event of your death, to your heirs or personal representatives) as soon as practicable. To the extent your Restricted Shares have vested, they shall be fully transferable and not subject to forfeiture upon termination of your service as a director.

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3.             Dividends and Voting

                 From the date of this letter, you will receive, with respect to your Restricted Shares, payments equal to the amount of dividends paid on Common Stock. Such payments will be paid directly to you at the same time dividends are paid with respect to all other shares of Common Stock. You will have the right to vote your Restricted Shares.

4.             Termination of Service as a Director

(a)	General. Special rules apply to the vesting of your Restricted Shares in the event of your death, disability, retirement, or other termination of service as a director.

(b)	Death or Disability. If your service as a director terminates by reason of death or Disability, all of your Restricted Shares will immediately vest. For this purpose, “Disability” means that you have been unable to perform your duties as a director due to disability or incapacity, as determined by the Board of Directors.

(c)	Retirement. Upon your Retirement from the Board of Directors, all of your Restricted Shares will immediately vest. For purposes of this provision, “Retirement” means termination of your service as a director other than for Cause (as defined below), after at least five years of service as an Outside Director. For purposes of this provision, “Cause” means termination of service for dishonesty or willful misconduct involving moral turpitude.

(d)	Other Termination of Service. If you cease to be a director of the Company or its subsidiaries for any reason other than death, Disability, or Retirement, any of your Restricted Shares which have not vested prior to the termination of your service as a director will be forfeited.

5.             Change of Control

                Notwithstanding the provisions of paragraph 1, upon the occurrence of a Change of Control, all of your Restricted Shares will vest immediately if you are a director of the Company or its subsidiaries at such time. In general, a Change of Control will be deemed to have occurred if:

(a)	any person or group becomes the owner of (or obtains the right to acquire) 25% of the voting securities of the Company or Flushing Savings Bank, FSB (the “Bank”);

(b)	there is a change in the composition of a majority of the Board of Directors of the Company or the Bank which change was not approved by a majority of the Board of Directors as previously constituted;

(c)	any entity acquires all or substantially all of the assets of the Bank or the Company; or

(d)	the Company’s or the Bank’s shareholders approve a merger or consolidation with another company where such shareholders would not own 50% or more of the surviving corporation.

This description of a Change of Control is only a summary, and the definition contained in the Plan is controlling. 6. Federal Income Tax Consequences

(a)	General. The following description of the federal income tax consequences of your Restricted Shares is based on currently applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and related regulations, and is intended to be only a general summary. The summary does not discuss state and local tax laws, which may differ from the federal tax law, or
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(b)	federal estate, gift and employment tax law. For these reasons, you are urged to consult your own tax advisor regarding the application of the tax laws to your particular situation.

Income Recognition Date. Except as noted below, the grant of Restricted Shares is not taxable to you. As a general matter, you will recognize ordinary income on the date your Restricted Shares vest in an amount equal to the fair market value of the Restricted Shares on that date. You may, however, elect to recognize income with respect to some or all of your Restricted Shares as of the date of grant of such Restricted Shares in an amount equal to the fair market value of the Restricted Shares on that date. In order to make this election, you must file an election under Section 83(b) of the Code with the Internal Revenue Service no later than 30 days after the date of this letter. Further information about Section 83(b) and a copy of the election form can be obtained from the Company’s Human Resources Department.

If you make a Section 83(b) election and subsequently forfeit some or all of the Restricted Shares that were subject to the election, you will not be able to claim a deduction or capital loss with respect to the forfeited shares.

As used in this letter, the “income recognition date” of your Restricted Shares is the date the shares are no longer to a substantial risk of forfeiture, which is generally the date the shares vest, unless you make a Section 83(b) election as described above, in which case the income recognition date is the date of grant.

(c)	Valuation of Shares for Tax Purposes. For purposes of determining the amount of income to be recognized by you (and the tax basis of the shares), the fair market value of your Restricted Shares on the income recognition date will be calculated as the mean between the highest and lowest quoted selling price, regular way, of the Company’s Common Stock on the Nasdaq National Market (or the principal exchange upon which the Common Stock is listed) on the day before such date or, if no such sale of Common Stock occurs on such date, the mean between the highest and lowest quoted selling price on the nearest trading day before such date.

(d)	Basis and Holding Period. Your tax basis in the shares acquired upon the vesting of your Restricted Shares will be equal to the fair market value of the shares on their income recognition date.

You will recognize capital gain or loss on your sale or exchange of the shares to the extent of any difference between the amount realized and your tax basis in the shares. The tax treatment of such gain or loss will depend on the length of time you have held the shares after their income recognition date and certain other factors.

(e)	Dividends. You will receive payments equal to the dividends on the full number of Restricted Shares granted, regardless of whether you have made a Section 83(b) election. If you have made a Section 83(b) election, or if your Restricted Shares have vested, such payments will be treated for tax purposes as dividend income (in certain years eligible for the lower tax rates generally applicable to net capital gains); otherwise, they are taxable as income for services. In either case, such payments will be taxable in the year received.

(f)	Company Deductions. As a general rule, the Company or one of its subsidiaries will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that you recognize compensation income in connection with the receipt of Restricted Shares (including your receipt of dividend-equivalents on your Restricted Shares before they vest if you have not made a Section 83(b) election), to the extent that such income is considered reasonable compensation under the Code.

(g)	ERISA. The Plan is not qualified under Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.
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7.             Administration of the Plan

                 The Plan is administered by the Board of Directors of the Company. The Board has authority to interpret the Plan, to adopt rules for administering the Plan, to decide all questions of fact arising under the Plan, and generally to make all other determinations necessary or advisable for administration of the Plan. All decisions and acts of the Board are final and binding on all affected Plan participants.

8.             Adjustment in Certain Events

                 In the event of specified changes in the Company’s capital structure, the Board is required to make appropriate adjustment in the number and kind of shares authorized by the Plan, and the number and kind of shares covered by outstanding awards. This letter will continue to apply to your awards as so adjusted.

                 The Board’s determination as to which adjustments shall be made and the extent thereof shall be final, binding and conclusive.

9.             Amendment

                 The terms of this award cannot be amended except for (i) amendments or updates to this letter that describe changes in the law that apply to your Restricted Shares, and (ii) any changes that may be required by the OTS. The Plan and your Restricted Shares are expressly subject to any terms and conditions that may be required by the OTS.

                 The Plan is of unlimited duration, but may be amended, terminated or discontinued by the Board of Directors at any time. However, no amendment, termination or discontinuance of the Plan (other than an amendment or termination that may be required by the OTS) will unfavorably affect any Restricted Shares previously granted to you.

10.          Section 16(b) Considerations

                 Since you are a director of the Company, under Section 16(b) (“Section 16(b)”) of the Securities Exchange Act of 1934 (the “Exchange Act”), you will be required to return to the Company any “profit” you realize from the “purchase” and “sale,” or “sale” and “purchase,” of Common Stock within any six month period. Under current law, neither the grant nor the vesting of your Restricted Shares is a “purchase” for purposes of Section 16(b). Accordingly, your receipt of the Restricted Shares will not affect your ability to sell any other shares of Common Stock you may own.

                 The sale of your Restricted Shares in a private transaction or on the open market will generally be a “sale” for purposes of Section 16(b). However, a sale of shares to the Company which has been authorized in advance by the Board of Directors will not be a “sale.”

                 Reporting requirements apply with respect to the above transactions. In most cases, such reports must be received by the Securities and Exchange Commission (the “SEC”) by the second business day after the date of the transaction. All such reports must be filed electronically. You should consult the Company’s Senior Vice President/Human Resources with respect to these provisions.

11.          Restrictions on Resale

                 There are no restrictions imposed by the Plan on the resale of Common Stock acquired under the Plan. However, it is Company policy that all sales of Common Stock by directors be pre-cleared by the Senior Vice President/ Human Resources. Transactions by directors are also subject to the Company’s insider trading policy, including its quarterly blackout policy. In addition, under the provisions of the Securities Act of 1933 (the “Securities Act”) and the rules and regulations of the SEC, resales of stock acquired under the Plan by directors of the Company, who may be deemed to be “affiliates” of the Company, must be made pursuant to an appropriate effective registration statement filed with the SEC, pursuant to the provisions of Rule 144 issued under the Securities Act, or pursuant to another exemption from registration provided in the Securities Act. At the present

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time, the Company does not have a currently effective registration statement pursuant to which such resales may be made by affiliates. There are no restrictions imposed by the SEC on the resale of stock acquired under the Plan by persons who are not affiliates of the Company at the time of such resale.

12.          Stockholder Rights Plan

                 On September 17, 1996, the Company adopted a Stockholder Rights Plan pursuant to which it declared a dividend of one Right (a “Right”) for each outstanding share of Common Stock. The Rights Plan provides that the Company will issue one Right together with each share of Common Stock issued by it in the future. Each Right entitles the holder to purchase from the Company a fraction of a share of the Company’s Series A Junior Participating Preferred Stock. The Rights included in your award will vest when the underlying Restricted Shares vest.

                 The Rights are not exercisable at the present time. At the present time the Rights are represented by certificates for the Common Stock and can only be transferred together with the Common Stock. However, if certain events occur, the Rights will become exercisable and at that time will be able to be transferred separately from the Common Stock. If the Rights become exercisable, you will receive more detailed information about how they affect your awards under the Plan.

                 The Rights Plan will expire on September 30, 2006, at which time all Rights issued under it will expire.

13.          Regulatory Compliance

                 Under the Plan, the Company is not required to deliver Restricted Shares or Common Stock if such delivery would violate any applicable law or regulation. If required by any federal or state securities law or regulation, the Company may impose restrictions on your ability to transfer shares received under the Plan.

14.          Company and Plan Documents

                 You may obtain a copy of the Company’s most recent Annual Report to Stockholders and all other communications distributed by the Company to its shareholders, without charge, by written or oral request to the Senior Vice President/Human Resources, Flushing Financial Corporation, 1979 Marcus Avenue, Lake Success, New York 11042 (telephone (718) 961-5400).

                 The following documents filed by the Company with the SEC under the Exchange Act are incorporated herein by reference:

(1)	The Company’s most recent Annual Report on Form 10-K;

(2)	All other reports filed by the Company under Section 13(a) or 15(d) of the Exchange Act after the end of the period covered by its most recent Annual Report on Form 10-K; and

(3)
The description of the Common Stock and the Rights contained in the registration statements therefor under Section 12 of the Exchange Act, including any amendments filed for the purpose of updating such descriptions.

                 All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this letter and prior to the filing of a post-effective amendment, which indicates that all securities offered under the Plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

                 You may obtain a copy of any or all of the documents referred to above, as well as any documents constituting part of a prospectus covering shares offered to you under the Plan, without charge, by written or oral request to the Senior Vice President/Human Resources, Flushing Financial Corporation, 1979 Marcus Avenue, Lake Success, New York 11042 (telephone (718) 961-5400).

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15.          Experts

                 The consolidated financial statements of the Company appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 20XX have been audited by NAME OF AUDITING FIRM, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements, and the audited financial statements to be included in subsequently filed documents, are incorporated herein in reliance upon the reports of a firm of independent accountants pertaining to such financial statements (to the extent covered by consents filed with the SEC) given upon the authority of such firm as experts in accounting and auditing.

*             *             *              *              *

                 This letter contains the formal terms and conditions of your award and accordingly should be retained in your files for future reference.

Very truly yours,

Michael J. Hegarty
President and Chief Executive Officer
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